UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 15, 2005

PARKWAY PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

                 Maryland                                        1-11533                                      74-2123597

    (State or Other Jurisdiction             (Commission File Number)                      (IRS Employer

           of Incorporation)                                                                                 Identification No.)

One Jackson Place, Suite 1000, 188 East Capitol Street, Jackson, MS 39225-4647

(Address of Principal Executive Offices, including zip code)

(601) 948-4091

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On April 15, 2005, the Company announced the resignation of Marshall A. Loeb, Executive Vice President and Chief Financial Officer.  Mr. Loeb intends to join a non-competing Real Estate Investment Trust.  Mr. Loeb has served as Chief Financial Officer since November 2000 and will remain with the Company through mid-May 2005.  Mr. Loeb and the Company have no disagreements with respect to any matter, including but not limited to any accounting-related policy or matter.  Sarah P. Clark, Senior Vice President of Strategic Planning and Investor Relations, will assume the position of Interim Chief Financial Officer until a replacement is appointed.  Mrs. Clark previously served as Chief Financial Officer from 1994 through November 2000 and has been with the Company since 1986.  The Company has initiated a search for a permanent replacement to Mr. Loeb.

ITEM 7.01  Relation FD Disclosure

On April 15, 2005, the Company issued a press release announcing the resignation of Marshall A. Loeb as Executive President and Chief Financial Officer of the Company effective in mid-May 2005 and the naming of Sarah P. Clark as Interim Chief Financial Officer.  The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01  Financial Statements and Exhibits

(c)       Exhibits.

99       Press Release dated April 15, 2005.

Pursuant to SEC Release Nos. 33-8400 and 34-49424, exhibit 99.1 is being furnished and will not be deemed "filed" for purposes of the Securities Act of 1933 or the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    April 15, 2005

PARKWAY PROPERTIES, INC.

By: /s/ Mandy M. Pope

            Mandy M. Pope

            Chief Accounting Officer